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                                                                EXHIBIT 10.9.1

                                LEASE AGREEMENT


     This Lease ("LEASE") is entered into this 1st day of July 1997 in the City of Colma, County of San Mateo, State of California, between Price Trust u/t/d 10/5/84 ("LANDLORD") and FirstAmerica Automotive, Inc., a Delaware corporation ("FIRSTAMERICA"), and FAA Serramonte L, Inc. a California corporation ("SUBSIDIARY") (collectively, "TENANT").

1. PREMISES. On and subject to the terms, covenants and conditions set forth in this Lease, Landlord leases to Tenant and Tenant rents from Landlord that certain real property, including all buildings, improvements and appurtenances existing thereon, commonly known as 700 Serramonte Boulevard, Colma, California and as more particularly described and shown on Exhibit A hereto (the "PREMISES").

2.   TERM.

     2.1 PERIOD. Subject to Section 2.2 below, the term of this Lease (the "TERM") shall be for a period of fifteen (15) years commencing on July 1, 1997 (the "COMMENCEMENT DATE") and ending on June 30, 2012 (the "TERMINATION DATE"), unless sooner terminated pursuant to any provision of this Lease. Except as otherwise expressly set forth in this Lease, Tenant hereby accepts the Premises in the condition existing as of the date of execution hereof and Tenant acknowledges that neither Landlord, nor any representative of Landlord has made any representation or warranty as to the suitability of the Premises for the conduct of Tenant's business. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from such delay. In that event, however, there shall be an abatement of Rent (as defined below) covering the period between the Commencement Date and the date when Landlord delivers possession to Tenant and such date on which possession is delivered shall be the Commencement Date and the Termination Date shall be the day immediately preceding the tenth anniversary of the Commencement Date. If a delay in possession is caused by Tenant's failure to perform any obligation in accordance with this Lease, the Term shall commence as of the Commencement Date, and there shall be no reduction of Rent between the Commencement Date and the time Tenant takes possession.

     2.2  EXTENDED TERM. Tenant shall have the option to extend the Term for two
(2) consecutive five (5) year periods (the "FIRST EXTENDED TERM" and "SECOND EXTENDED TERM", respectively) on all the terms and conditions contained in this Lease including, without limitation, continuation of the adjustment of the Base Rent on an annual basis as provided in Section 3.3 below (provided only that upon commencement of the First Extended Term the only remaining option to extend the Term shall be the Second Extended Term and upon exercise of the option with respect to the Second Extended Term, no further right to extend the Term shall exist). Tenant shall deliver, if at all, written notice of its exercise of the option ("OPTION NOTICE") to Landlord at least six (6) months but not more than one (1) year before the expiration of the Term or First Extended Term, as the case may be. In the event Tenant fails to deliver the applicable Option Notice within the time allowed, Landlord shall deliver written notice to Tenant of Tenant's failure to deliver the Option Notice, and Tenant shall then have thirty
(30) days from receipt of such notice within which to deliver the Option Notice, if at all, to Landlord. In the event (and only in the event) that, Tenant fails to deliver an Option Notice to Landlord within such thirty (30) days, Tenant shall be considered to have elected not to extend the Term of this Lease and thereafter, Tenant shall have no further right to extend the Term of this Lease.

     References in this Lease to the "Term" shall include the initial Term of fifteen (15) years and shall, in addition, include the First Extended Term and the Second Extended Term, if applicable.
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3.   RENT.

     3.1 BASE RENT. Tenant shall pay to Landlord as monthly base rent ("BASE RENT") for the Premises, in advance on the Commencement Date and on the first
(1st) day of each and every calendar month of the Term thereafter, without deduction, set-off, prior notice or demand in a lawful currency of the United States of America, the Base Rent as described in this Lease. The Base Rent commencing as of the Commencement Date and continuing through the last day of the month in which the third anniversary of the Commencement Date occurs, shall be the sum of $ 50,000 per month. Commencing on the first day of the calendar month immediately thereafter, and continuing for the balance of the Term (including the First Extended Term and the Second Extended Term, if applicable) the Base Rent shall be adjusted as provided in Section 3.3.

     3.2 LATE CHARGE. Tenant acknowledges that late payment by Tenant to Landlord of any Base Rent shall cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefor, if any Base Rent is not received by Landlord within ten (10) days of its due date, Tenant shall pay to Landlord a late charge equal to Five Hundred Dollars ($500). Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default.

     3.3 ADJUSTMENT TO BASE RENT. The Base Rent, commencing on the first day of the calendar month immediately following the calendar month in which the third anniversary of the Commencement Date occurs ("INITIAL ADJUSTMENT DATE") shall be adjusted in accordance with the provisions of this Section 3.3 and shall, thereafter, be adjusted annually on each anniversary of the Initial Adjustment Date (each date an "ADJUSTMENT DATE") during the balance of the Term (including the First Extended Term and the Second Extended Term, if applicable). Such adjustment to Base Rent shall reflect two-thirds (2/3) of any increase in the Consumer Price Index and shall be calculated as follows:

     The base for computing the adjustment is the Consumer Price Index (All Items) for Urban Consumers for the San Francisco-Oakland-San Jose Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics ("INDEX") which is in effect immediately prior to the second anniversary of the Commencement Date ("BEGINNING INDEX"). The Index published and in effect on the 30th day preceding the Initial Adjustment Date and on the 30th day preceding each Adjustment Date thereafter ("ADJUSTMENT INDEX") is to be used in determining the amount of the increase from one year to the next. Beginning as of the Initial Adjustment Date and continuing on each Adjustment Date thereafter, the Base Rent shall be increased to equal the product achieved by multiplying the initial Base Rent amount by a fraction, the numerator of which shall be an amount equal to the sum of (i) the Beginning Index plus (ii) two-thirds (2/3) of the amount, if any, by which the Adjustment Index is greater than the Beginning Index, and the denominator of which will be the Beginning Index. Notwithstanding the foregoing, the Base Rent shall not be increased by more than six percent (6%) nor less than four percent (4%) of the Base Rent for the immediately preceding year in any one year period.

     If the Index is changed so that the base year differs from that described above, the Index shall be

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converted in accordance with the conversion factor published by the United
States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

     On adjustment of the Base Rent as provided in Section 3.3 above, the parties shall immediately execute an amendment to the Lease stating the new Base Rent.

     3.4 PRORATION. If the Term begins or ends on a day other than the first or last day of a calendar month, the Base Rent payable for such calendar month of the Term shall be prorated on the basis which the number of days of the Term in the calendar month bears to the total number of days in such month. The term "RENT" as used in this Lease shall refer to Base Rent, prepaid rent, if any, real property taxes, insurance costs, repairs and maintenance costs, utilities, late charges and other similar charges payable by Tenant pursuant to this Lease, either directly to Landlord or otherwise.

4.   TAXES.

     4.1 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant owned leasehold improvements, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause its leasehold improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

     4.2 REAL PROPERTY TAXES. Tenant shall pay prior to delinquency all Real Property Taxes (as defined below) which accrue in connection with the Premises during the Term of this Lease. Upon request, Tenant shall furnish Landlord with satisfactory evidence that all Real Property Taxes are paid and current. If any Real Property Taxes paid by Tenant cover any period of time prior to the Commencement Date or after expiration of the Term, Tenant's share of the Real Property Taxes shall be equitably prorated to cover only the period of time this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment by reason of such proration. If Tenant shall fail to pay any Real Property Taxes required by this Lease to be paid by Tenant, Landlord shall have the right to pay the same upon ten (10) days written notice to Tenant, and Tenant shall reimburse Landlord therefor, including any interest and penalties upon demand.

     As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax, any general, special, ordinary or extraordinary assessment, any improvement bond, levy or similar tax (or any other fee, charge, or excise which may be imposed as a substitute for any of the foregoing) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district, levied against any legal or equitable interest of Landlord in the Premises. Tenant shall not be responsible for the payment of any portion of Real Property Taxes which result from a transfer of an ownership interest in the Premises during the Term or any tax levied against Landlord's leasing of the Premises.

5.   USES.

     5.1 AUTHORIZED. The Premises shall be used by Tenant for the sale, leasing, servicing and repair of new and used automobiles, and all uses incidental and related thereto, or any other lawful use.

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     5.2  COMPLIANCE WITH LAWS. Tenant shall not do or suffer anything to be done in or on the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement applicable to the Premises during the Term, or cause or create any nuisance. Tenant shall, at its sole cost and expense, promptly comply with each and all of said governmental measures existing now or in the future.

6.   HAZARDOUS MATERIALS.

     6.1 PERMITTED USE. Landlord acknowledges that the use of the Premises contemplated by Section 5 above necessarily requires that Tenant have and maintain certain petroleum-based and other substances on the Premises during the Term which constitute Hazardous Materials (as defined below). At all times, Tenant shall store, handle and otherwise maintain all Hazardous Materials kept on the Premises in full compliance with all applicable laws and regulations, and Tenant shall take every commercially reasonable caution in connection with the presence and handling of Hazardous Materials on the Premises.

     6.2 INDEMNIFICATION OF LANDLORD. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, responsibilities, losses, damages, penalties, fines and/or costs (including reasonable attorney's and consultant fees) made against or incurred by Landlord arising from or relating to the release of Hazardous Materials in, on or under the Premises, or any neighboring property, resulting from Tenant's use or storage of Hazardous Materials at the Premises. Tenant's indemnification obligations created by this section shall include, without limitation, all costs of (i) site investigation and testing, (ii) clean-up, remediation, removal or restoration work, and (iii) all monitoring activities which are required by any federal, state or local governmental agency with jurisdiction over the matter as a result of use or storage of Hazardous Materials at the Premises by Tenant.

     6.3 INDEMNIFICATION OF TENANT. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, liabilities, responsibilities, losses, damages, penalties, fines and/or costs (including reasonable attorney's and consultant fees) made against or incurred by Tenant arising from or relating to the release or presence of Hazardous Materials in, on or under the Premises, or any neighboring property, occurring or existing in connection with the Premises prior to the Commencement Date. Landlord's indemnification obligations created by this Section shall include, without limitation, all costs of (i) site investigation and testing, (ii) clean-up, remediation, removal or restoration work, and (iii) all monitoring activities which are required by federal, state or local governmental agency.

     6.4 HAZARDOUS MATERIALS DEFINED. As used herein, the term "HAZARDOUS MATERIALS" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "hazardous material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste" or "restricted hazardous waste" under
Section 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "hazardous substance"

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under Section 25281 of the California Health and Safety Code, Division 20,
Chapter 6.7 (Under Storage of Hazardous Substances), (v) petroleum, (vi) friable asbestos not in compliance with applicable laws or regulations, (vii) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to
Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section
6903), or (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq. (42 U.S.C. Section 9601).

7. SERVICES AND UTILITIES. Tenant shall pay prior to delinquency all charges for water, gas, heat, light, power, telephone, sewage, air conditioning and ventilating, scavenger, janitorial, landscaping, and all other materials and utilities supplied to the Premises. Landlord shall not be liable, and Tenant shall not be entitled to any abatement of Rent (including without limitation, Base Rent) for the reduction, interruption or suspension of any utility service to the Premises unless caused by the negligent act or omission of Landlord or its agents. No such interruption, reduction or suspension of utilities shall constitute an eviction of Tenant from the Premises.

8.   ALTERATIONS.

     8.1 TENANT IMPROVEMENTS. Tenant shall obtain Landlord's written consent prior to performing any alteration, addition or improvement on or to the Premises; provided, however, that Landlord's consent shall not be required where the contemplated work (i) does not include any alteration of the structural components of the Premises, and (ii) will not cost more than Two Hundred Fifty Thousand Dollars ($250,000.00) to complete. In the event Landlord's consent is required, such consent shall not be unreasonably withheld, conditioned or delayed. In all events, Tenant shall provide to Landlord a written description of any alterations (other than alterations involving expenditure of less than $10,000). All alterations, additions and improvements shall be constructed in a good and workmanlike manner by licensed contractors and in compliance with all applicable laws, regulations, CC&R's, zoning ordinances and building codes. Except as provided immediately below, all alterations, additions and improvements constructed in or on the Premises by Tenant shall remain on the Premises without compensation of any kind to Tenant upon expiration of the Term. Tenant shall not be required to remove any of the alterations, additions or improvements made to the Premises during the Term except only those alterations, additions or improvements requiring Landlord's consent, to the extent Landlord conditioned its consent upon removal of the subject alteration, addition or improvement by Tenant at the expiration of the Term. With respect to such alterations, additions or improvements only, Tenant upon the written request of Landlord, shall upon the expiration of the Term, remove such alteration, addition or improvement at its cost and restore the Premises to its condition prior to such alteration, addition or improvement. Tenant shall maintain insurance as required by Section 11.2 covering any improvements, alterations or additions to the Premises made by Tenant under the provisions of this Section 8.1, it being understood and agreed that none of such improvements shall be insured by Landlord.

     8.2 LIENS. Tenant shall keep the Premises free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant. Landlord shall have the right to post and keep posted on the Premises any notices

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permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens. Tenant shall give Landlord written notice at least twenty (20) days prior to the expected date of commencement of any work done or materials delivered to the Premises for the purpose of posting notices.

9.   MAINTENANCE AND REPAIRS.

     9.1 AS IS. Tenant acknowledges that it accepts possession of the Premises from Landlord in its "AS-IS" condition, without representation or warranty from Landlord as to any component of the Premises unless otherwise expressly set forth in this Lease.

     9.2  TENANT'S OBLIGATIONS.

          9.2.1 Tenant shall, at all times during the Term and at Tenant's sole cost and expense, keep the Premises and every part thereof including structural and non-structural in good order, condition and repair, ordinary wear and tear and casualty as described in Section 18 excepted. Tenant shall exercise and perform good maintenance practices. Tenant's repair and maintenance obligations shall include all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roof, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about or adjacent to the Premises (whether or not such portion of the Premises requiring repairs, or the means of repairing same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises). Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If, inclusive of Tenant's occupancy pursuant to earlier lease agreement(s) and amendments thereto, Tenant has occupied the Premises for seven (7) years or more, Landlord may require Tenant to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

          9.2.2 Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as delivered on the Commencement Date, subject to permitted alterations, additions and improvements, and ordinary wear and tear and casualty, and Tenant shall promptly remove or cause to be removed, at Tenant's expense, all of Tenant's signs, displays, trade fixtures and personal property from the Premises.

     9.3 LANDLORD'S OBLIGATIONS. During the Term of this Lease, Landlord shall have no obligation of any kind whatsoever to repair or maintain the Premises, or any equipment therein, whether structural or non-structural, all of which obligations are intended to be that of Tenant pursuant to Section 9.2 hereof. It is the intention of the parties that the terms of this Lease govern the respective obligations of the parties as to the maintenance and repair of the Premises. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford the Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

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     9.4  COMPLIANCE WITH LAW. Tenant shall each do all acts required to comply with all present and future applicable laws, ordinances, regulations and rules of any public authority relating to its maintenance obligations as set forth herein.

10.  INDEMNITY.

     10.1 TENANT'S OBLIGATIONS. Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, liabilities, responsibilities, losses, damages, penalties, fees, expenses and costs (including attorney's fees) of any kind and nature whatsoever made against or incurred by Landlord arising from or related to (i) Tenant's breach of any material covenant or condition contained in this Lease, (ii) Tenant's use and occupancy of the Premises, and/or (iii) the negligent or willful misconduct of Tenant. In the event any action or proceeding is brought against Landlord which falls within the scope of this section, Tenant, upon written notice from Landlord, shall defend Landlord in such action at Tenant's expense by counsel reasonably satisfactory to Landlord. For purposes of this paragraph, "Tenant" shall include all of the employees, agents, officers and directors of Tenant.

     10.2 LANDLORD'S OBLIGATIONS. Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, liabilities, responsibilities, losses, damages, penalties, fees, expenses and costs (including attorney's fees) of any kind and nature whatsoever made against or incurred by Tenant arising from or related to (i) Landlord's breach of any material covenant or condition contained in this Lease, and/or (ii) the negligent or willful misconduct of Landlord. In the event any action or proceeding is brought against Tenant which falls within the scope of this section, Landlord, upon written notice from Tenant, shall defend Tenant in such action at Landlord's expense by counsel reasonably satisfactory to Tenant. For purposes of this paragraph, "Landlord" shall include all of the employees, agents, officers and directors of Landlord.

11.  INSURANCE.

     11.1 GENERAL. All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies reasonably acceptable to Landlord and the holder of any mortgage or deed of trust secured by any portion of the Premises (referred to herein as a "MORTGAGEE"). All policies of insurance provided for in this Lease shall be issued by insurance companies licensed to do business in the State of California, with general policy holder's rating of not less than "A-" and a financial rating of not less than "Class X" as rated in the most current available "Best's Insurance Reports." Each policy shall name Landlord and at Landlord's request any Mortgagee as an additional insured, as their respective interests may appear, and a duplicate original of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord upon Landlord's written request. All policies of insurance delivered to Landlord shall contain a provision that the company writing said policy will give Landlord (and any Mortgagee with respect to property insurance) thirty (30) days written notice in advance of any cancellation or lapse of or any change in such insurance. All public liability, property damage and other casualty insurance policies shall be written as primary policies, not contributing with, and not in excess of coverage which Landlord may carry. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least thirty (30) days prior to the expiration thereof. If Tenant does not procure and maintain such insurance, Landlord may (but shall not be required to) obtain such insurance on Tenant's behalf and charge Tenant the premiums therefor which shall be payable upon demand, and no such action by Landlord shall

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constitute a waiver of Tenant's default hereunder. Tenant may carry such insurance under a blanket policy, provided such blanket policy expressly affords the coverage required by this Lease by a Landlord's protective liability endorsement or otherwise.

     11.2 PROPERTY INSURANCE. Tenant shall obtain and keep in force during the Term a policy of insurance in the name of Landlord and Tenant, with loss payable to Landlord and to any Mortgagee insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, exclusive of foundations, as the same shall exist from time to time, or the amount required by any lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Such insurance shall, in addition, include earthquake coverage to the extent required by any Mortgagee provided that such coverage is available at reasonable commercial rates and shall, in addition, include flood coverage if the Premises is within a designated flood zone. The insurance required by this section shall, in addition, include coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished, and shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, then Tenant shall be liable for such deductible amount provided that, in no event, shall Tenant be liable for a deductible amount in excess of $20,000.

     11.3 LIABILITY INSURANCE. Tenant shall obtain and keep in force during the Term of this Lease a commercial general liability policy of insurance protecting Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than Two Million Dollars ($2,000,000) per occurrence with an "Additional Insured-Managers or Landlords of Premises" endorsement and contain an "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations. All insurance to be carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

     11.4 RENTAL VALUE. Tenant shall, in addition, obtain and keep in force during the Term of this Lease a policy or policies in the name of Landlord, with loss payable to Landlord and any Mortgagee, insuring the loss of the full rental or other charges payable by Tenant to Landlord pursuant to this Lease for a period of not less than one year. Such insurance shall provide that in the event that the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed evaluation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent payable by Tenant for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss.

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     11.5 MUTUAL WAIVER. Notwithstanding any provision to the contrary contained in this Lease, to the extent that this release and waiver does not invalidate or impair their respective insurance policies, the parties hereto release each other and their respective agents, employees, officers, directors, shareholders, successors and assigns from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against pursuant to the provisions of this Lease without regard to the negligence or willful misconduct of the parties so released. Each party shall use its best efforts to cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy.
If such insurance policy cannot be obtained with such waiver of subrogation, or if such a waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is not obtained does not pay such additional cost after reasonable notice, then the party obtaining such insurance shall promptly notify the other party of the inability to obtain insurance coverage with the waiver of subrogation.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 ASSIGNMENT TO AFFILIATE. Tenant shall have the right to assign its interest in this Lease, or sublet any portion of the Premises, to any entity in which FirstAmerica and/or Subsidiary hold either directly or indirectly an ownership interest without the prior consent of Landlord, provided that such entity agrees to be bound by the terms and conditions of this Lease. Tenant shall give Landlord written notice of the effective date of such assignment or subletting as soon as practicable. In connection with any such assignment, Tenant shall continue to be jointly and separately liable with the assignee for the obligations of tenant pursuant to this Lease.

     12.2 ASSIGNMENT TO THIRD PARTIES. Except as provided in Section 12.1 above, Tenant shall not assign or encumber its interest in this Lease or the Premises or sublease all or any portion of the Premises without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Landlord shall give written notice of its consent or its determination not to consent within thirty (30) days following written request for such consent given by Tenant to Landlord. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable and at Landlord's election shall constitute a default.

     12.3 INVOLUNTARY ASSIGNMENT. No interest of Tenant in this Lease shall be assignable by operation of law including, without limitation, the transfer of this Lease by will or intestacy. Each of the following acts shall be considered an involuntary assignment: (a) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes or becomes the subject of a proceeding under the Bankruptcy Code in which Tenant is the debtor and such proceeding remains undismissed for a period of sixty (60) days; (b) if a writ of attachment or execution is levied on this Lease and not released within sixty (60) days; (c) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall be deemed to constitute a material default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

     12.4 NO RELEASE OF TENANT. Notwithstanding any assignment or subletting of any interest in this Lease or the Premises by Tenant, unless Landlord otherwise consents in writing, Tenant shall continue to be liable for the full performance of all Tenant obligations set forth in the Lease.

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

13. SALE OF PREMISES OR BUILDING. Each conveyance by Landlord or its successor in interest of Landlord's interest in the Premises prior to the expiration or termination of this Lease shall be subject to this Lease and shall relieve the grantor of all further liability or obligations as Landlord, except for such liability or obligations accruing prior to the date of such conveyance. Tenant agrees to attorn to Landlord's successors in interest, whether such interest is acquired by sale, transfer, foreclosure, deed in lieu of foreclosure or otherwise.

14. ENTRY BY LANDLORD. Landlord and its authorized representatives shall have the right to enter the Premises during business hours and after reasonable notice (except in the event of an emergency in which case entry may be at any time and with such prior notice to Tenant as is reasonable under the circumstances): (a) to inspect the Premises; (b) to supply any service provided to Tenant hereunder; (c) to show the Premises to prospective lenders, purchasers, or broker and agents in connection with a sale of the building; (d) to show the Premises to prospective tenants or brokers and agents in connection with a leasing of the Premises, but only during the last twelve (12) months of the Term; (e) to post notices of non-responsibility; (f) to alter, improve or repair the Premises (to the extent permitted or required hereunder); and (g) to erect scaffolding and other necessary structures, where required by the work to be performed, all without reduction or abatement of rent.

15.  INSOLVENCY OR BANKRUPTCY.

     15.1 ACTS OF DEFAULT. Without limitation, the following events shall constitute a default under this Lease: (a) if Tenant shall admit in writing its inability to pay its debts as they mature; (b) if Tenant shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors; (c) if Tenant shall give notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension of operations; (d) if Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent; (e) if Tenant shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief for itself under any present or future applicable federal, state or other statute or law relative to bankruptcy, insolvency or other relief for debtors; (f) if a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding clause (e), and (i) Tenant acquiesces in the entry of such order, judgment or decree (the term "ACQUIESCE" as used in this Section shall include, without limitation, Tenant's failure to file a petition or motion to vacate or discharge any order, judgment or decree within sixty (60) days after entry of such order, judgment or decree), or (ii) such order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days, whether or not consecutive, from the date of entry thereof; (g) if Tenant shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of Tenant of all or any substantial part of Tenant's properties or its interest in the Premises; (h) if any trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its property or its interest in the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days, whether or not consecutive; or (i) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution shall remain unvacated and unstayed for an aggregate of sixty (60) days, whether or not consecutive. Notwithstanding the foregoing, the above described events shall not constitute a default under this Lease where Tenant has assigned the Premises as permitted in this Lease, such assignee has assumed this Lease, and such assignee is not otherwise in default hereunder.

     15.2 RIGHTS AND OBLIGATIONS UNDER THE BANKRUPTCY CODE. Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree as follows:
(a) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; (b) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises the sum required under Section 3, and all other charges otherwise due pursuant to this Lease; (c) to reject or assume this Lease within sixty (60) days of the filing of such petition; (d) to give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises, any such abandonment to be deemed a rejection of this Lease; (e) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; (f) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (g) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

16.  DEFAULT BY TENANT.

     16.1 ACTS CONSTITUTING DEFAULTS. In addition to the events specified as a default under Section 15.1 or elsewhere in this Lease, the material failure of Tenant to perform each and every material covenant made under this Lease, including any abandonment of the Premises by Tenant, shall constitute a default hereunder. However, Landlord shall not commence any action to terminate Tenant's right of possession as a consequence of a default until any period of grace with respect thereto has elapsed; provided, such period of grace shall be in lieu of and not in addition to the period during which Tenant may cure such default following the delivery of notice pursuant to California Code of Civil Procedure
Section 1161.

          16.1.1 Tenant shall have a period of ten (10) days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Base Rent.

          16.1.2 Tenant shall have a period of thirty (30) days from the date of written notice from Landlord to Tenant (which notice shall specifically state the nature of the asserted default) within which to cure any default in the payment of any monetary obligation of Tenant pursuant to this Lease other than the payment of Base Rent.

          16.1.3 Tenant shall have a period of thirty (30) days from the date of written notice from Landlord to Tenant (which notice shall specifically state the nature of the asserted default) within which to cure any nonmonetary default under this Lease; provided, however, that with respect to any default which cannot reasonably be cured within thirty (30) days, the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice and thereafter prosecutes diligently and continuously to completion all acts required to cure the default.

          16.1.4 A default by Tenant in the Loan and Security Agreement or other similar financing agreements between Tenant and General Electric Capital Corporation ("GECC"), provided that GECC has accelerated the principal, interest or other obligations under the agreement between Tenant and GECC.

     16.2 LANDLORD'S REMEDIES. If Tenant fails to cure a default within the time allowed, Landlord shall have the following rights and remedies in addition to any other rights and remedies available to Landlord at law or in equity.

          16.2.1 Landlord may, pursuant to Civil Code (S) 1951.4, continue this Lease in full force and effect, and this Lease will continue in effect so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent (including, without limitation, Base Rent) as it becomes due. During the period Tenant is in default, Landlord can enter the Premises and relet the Premises, or any part of the Premises, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rental amounts Landlord receives from any reletting. No act by Landlord allowed by this section shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for so long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability. Landlord's consent to such a proposed assignment or subletting shall not be unreasonably withheld. If Landlord elects to relet the Premises as provided in this section, any rental amounts that Landlord receives from reletting shall be applied to the payment of: first, any indebtedness from Tenant to Landlord other than Rent due from Tenant; second, all costs, including for maintenance incurred by Landlord in reletting; and third, Rent due and unpaid under this Lease. After deducting the payments referred to in this section, any sum remaining from the rental amounts Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rental received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs including for maintenance Landlord incurred in reletting that remain after applying the rent received from the reletting as provided in this section.

          16.2.2 Landlord may, pursuant to Civil Code (S) 1951.2, terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving express written notice thereof to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the Worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the Worth of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; (3) the Worth of the amount of the unpaid Rent that would have been earned after the award throughout the remaining Term of the Lease to the extent such unpaid Rent exceeds the amount of the loss of Rent that Tenant proves could have been reasonably avoided; and (4) any other amount, including but not limited to, expenses incurred to relet the Premises, court costs, attorneys' fees and collection costs necessary to compensate Landlord for all detriment caused by Tenant's default. The "Worth", as used above in (1) and (2) in this subsection is to be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum legal interest rate permitted by law. The "Worth", as used above in (3) in this subsection is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

     16.3 LANDLORD'S RIGHT TO CURE DEFAULT. All covenants and agreements to be performed by Tenant under the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant shall be in default of its obligations under this Lease to pay any money other than rental or to perform any other act hereunder, and if such default is not cured within the applicable grace period (if any) provided in this Section 16, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant's part without waiving its rights based upon any default of Tenant and without releasing Tenant from any of its obligations. All sums so paid and all costs incurred by Landlord shall be paid to Landlord on demand.

17. DEFAULT BY LANDLORD. Landlord shall not be deemed to be in default in the performance of any obligation under this Lease unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying such failure; provided, however, that if the nature of Landlord's default is such that more than thirty (30) days are required for its cure, then Landlord shall not be deemed to be in default if Landlord meaningfully commences such cure within the thirty (30) day period and thereafter diligently prosecutes such cure to completion. Tenant agrees to give any Mortgagee a copy, by registered mail, of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the address of such Mortgagee. Any time during which such Mortgagee may cure Landlord's default hereunder may, at Tenant's election, run concurrently with Landlord's time to cure.

18.  DAMAGE AND DESTRUCTION

     18.1 DAMAGE - INSURED. In the event that the Premises is damaged by fire or other casualty which is covered under insurance pursuant to the provisions of
Section 11 above, Landlord shall restore such damage provided that: (i) insurance proceeds are available (inclusive of any deductible amounts) to pay one hundred percent (100%) of the cost of restoration; and (ii) in the reasonable judgment of Landlord, the restoration can be completed within three hundred and sixty (360) days after the date of the damage or casualty under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction. The deductible amount of any insurance coverage shall be paid by Tenant except in the case of flood or earthquake and in such case the deductible amount in excess of $20,000 per occurrence shall be paid by Landlord. If such conditions apply so as to require Landlord to restore such damage pursuant to this Section 18.1, this Lease shall continue in full force and effect, unless otherwise agreed to in writing by Landlord and Tenant. Tenant shall be entitled to a proportionate reduction of Rent at all times during which Tenant's use of the Premises is interrupted, such proportionate reduction to be based on the extent to which the damage and restoration efforts interfere with Tenant's business in the Premises. Tenant's right to a reduction of Rent hereunder shall be Tenant's sole and exclusive remedy in connection with any such damage.

     18.2 DAMAGE - UNINSURED. In the event that the Premises is damaged by a fire or other casualty and Landlord is not required to restore such damage in accordance with the provisions of Section 18.1 immediately above, Landlord shall have the option to either (i) repair or restore such damage, with the Lease continuing in full force and effect, but Rent to be proportionately abated as provided in Section 18.1 above; or (ii) give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in Section 18.1 above, shall be paid to the date of such termination. Notwithstanding the foregoing, if Tenant delivers to Landlord the funds necessary to make up the shortage (or absence) in insurance proceeds and the restoration can be completed in a three hundred sixty
(360) day period, as reasonably determined by Landlord, Landlord shall restore the Premises as provided in Section 18.1 above.

     18.3 END OF TERM CASUALTY. Notwithstanding the provisions of Sections 18.1 and 18.2 above, either Landlord or Tenant may terminate this Lease if the Premises is damaged by fire or other casualty (and Landlord's reasonably estimated cost of restoration of the Premises exceeds ten percent (10%) of the then replacement value of the Premises) and such damage or casualty occurs during the last twelve (12) months of the Term of this Lease (or the Term of any renewal option, if applicable) by giving the other notice thereof at any time within thirty (30) days following the occurrence of such damage or casualty. Such notice shall specify the date of such termination which date shall not be less than thirty (30) nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent shall be paid to the date of such termination. Notwithstanding the foregoing to the contrary, Landlord shall not have the right to terminate this Lease if damage or casualty occurs during the last twelve (12) months of the Term if Tenant timely exercises its option to extend the Term pursuant to Section 2.2 of this Lease within twenty (20) days after the date of such damage or casualty.

     18.4 TERMINATION BY TENANT. In the event that the destruction to the Premises cannot be restored as required herein under applicable laws and regulations within two hundred seventy (270) days of the damage or casualty, notwithstanding the availability of insurance proceeds, Tenant shall have the right to terminate this Lease by giving the Landlord notice thereof within thirty (30) days of date of the occurrence of such casualty specifying the date of termination which shall not be less than thirty (30) days nor more than sixty
(60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Rent, reduced by any proportionate reduction in Rent as provided for in Section 18.1 above, shall be paid to the date of such termination.

     18.5 RESTORATION. Landlord agrees that, in any case in which Landlord is required to, or otherwise agrees to restore the Premises, that Landlord shall proceed with due diligence to make all appropriate claims and applications for the proceeds of insurance and to apply for and obtain all permits necessary for the restoration of the Premises. Landlord shall restore the Premises to the condition existing prior to the date of the damage if permitted by applicable law. Landlord shall not be required to restore alterations made by Tenant, Tenant's improvements, Tenant's trade fixtures, and Tenant's personal property, such excluded items being the sole responsibility of Tenant to restore provided, however, that Landlord shall, to the extent of available insurance proceeds, restore Tenant Improvements to the Premises made by Tenant.

     18.6 WAIVER. Tenant waives the provisions of Civil Code (S)1932(2) and Civil Code (S)1933(4) with respect to any destruction of the Premises.

19.  CONDEMNATION.

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

     19.1 DEFINITIONS. The following definitions shall apply: (1) "CONDEMNATION" means (a) the exercise of any governmental power of eminent domain, whether by legal proceedings or otherwise by condemnor, or (b) the voluntary sale or transfer by Landlord to any condemnor either under threat of condemnation or while legal proceedings for condemnation are proceeding; (2) "DATE OF TAKING" means the date the condemnor has right to possession of the property being condemned; (3) "AWARD" means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation; and (4) "CONDEMNOR" means any public or quasi-public authority, or private corporation or individual, having power of condemnation.

     19.2 OBLIGATIONS TO BE GOVERNED BY LEASE. If during the Term of the Lease there is any Condemnation of all or any part of the Premises, the rights and obligations of the parties shall be determined strictly pursuant to this Lease. Each party waives the provisions of Code of Civil Procedure (S)1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial Condemnation of the Premises.

     19.3 TOTAL OR PARTIAL TAKING. If the Premises are totally taken by Condemnation, this Lease shall terminate on the Date of Taking. If any portion of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within thirty (30) days after the nature and extent of the Condemnation have been finally determined. If Tenant elects to terminate this Lease, Tenant shall also notify Landlord of the date of termination, which date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If any portion of the Premises is taken by Condemnation and this Lease remains in full force and effect, on the Date of Taking the Base Rent shall be reduced by an amount in the same ratio as the total number of square feet in the building(s) which are a part of the Premises taken bears to the total number of square feet in the building(s) which are a part of the Premises immediately before the Date of Taking. Any Award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such Award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant's relocation expenses and/or loss of Tenant's trade fixtures

20. HOLDING OVER. Any holding over after the expiration of the Term shall be a tenancy from month to month. The terms, covenants and conditions of such tenancy shall be the same as provided herein, except that the Base Rent shall be one hundred three percent (103%) of the Base Rent in effect immediately prior to the commencement of such holding over. Acceptance by Landlord of Rent after such expiration shall not result in any other tenancy or any renewal of the Term of this Lease, and the provisions of this section are in addition to and do not affect Landlord's right of reentry or other rights provided under this Lease or by applicable law.

21. ESTOPPEL CERTIFICATES. Within ten (10) business days following any written request which Landlord and Tenant may make from time to time, Tenant or Landlord, without any charge therefor, shall execute, acknowledge and deliver to the other a statement certifying: (a) the Commencement Date of this

Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications);
(c) the date to which the Base Rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in the statement; and (e) such other reasonable matters requested by Landlord or Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by a mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein, or any financial institution, investment banker, underwriter or the counsel of each of the foregoing, providing credit or seeking capital for Tenant or Landlord. The failure of Landlord or Tenant to deliver any such statement within said ten (10) day period shall constitute a material default, and the defaulting party shall indemnify and hold the other party harmless from and against any and all liability, loss, cost, damage and expense which such party may sustain or incur as a result of or in connection with the defaulting party's failure or delay in delivering such statement.

22.  SUBORDINATION AND ATTORNMENT.

     22.1 SUBORDINATION. Upon the written request of Landlord or any Mortgagee, Tenant will in writing subordinate its rights under this Lease to the lien of any mortgage or deed of trust now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof, and to all extensions, modifications and renewals thereunder. Tenant shall also, upon Landlord's request, subordinate its rights hereunder to any ground or underlying lease which may now exist or hereafter be executed affecting the Premises and/or the underlying land. Tenant shall have the right to condition its subordination upon the execution and delivery of an attornment and non-disturbance agreement, as described in Subsection 22.2, between the Mortgagee or the lessor under any such ground or underlying lease and Tenant.

     22.2 ATTORNMENT AND NON-DISTURBANCE. Upon the written request of the Landlord or any Mortgagee or any lessor under a ground or underlying lease, Tenant shall attorn to any such Mortgagee or beneficiary, provided such Mortgagee or lessor agrees that if Tenant is not in material default under this Lease, Tenant's possession of the Premises in accordance with the terms of this Lease shall not be disturbed. Such agreement shall provide, among other things,
(a) that this Lease shall remain in full force and effect, (b) that Tenant pay rent to said Mortgagee or lessor from the date of said attornment, (c) that said Mortgagee or lessor shall not be responsible to Tenant under this Lease except for obligations accruing subsequent to the date of such attornment, and (d) that Tenant, in the event of foreclosure or a deed in lieu thereof or a termination of the ground or underlying lease, will enter into and will have the right to, a new lease with the Mortgagee, lessor or other person having or acquiring title on the same terms and conditions as this Lease and for the balance of the Term.

     22.3 NONMATERIAL AMENDMENTS. If any lender should require any nonmaterial modification of this Lease as a condition of loans secured by a lien on the Premises, or the land underlying the Premises, or if any such nonmaterial modification is required as a condition to a ground or underlying lease, Tenant will approve and execute any such modifications, promptly after request by Landlord provided no such modification shall relate to the net effective rent payable hereunder, the length of the Term or otherwise materially change the rights or obligations of Landlord or Tenant.

23. WAIVER. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of the term, covenant or condition itself or a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord's knowledge of such preceding breach at the time Landlord accepts such rent. Failure by either Landlord or Tenant to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to decrease the right to insist thereafter upon strict performance by the nonperforming party. Waiver by either party to this Lease may only be made by a written document signed by the waiving party.

24. ATTORNEYS' FEES. In the event that any action or proceeding (including arbitration) is brought to enforce or interpret any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such action or proceeding (whether after trial or appeal) shall be entitled to recover from the party not prevailing its expenses therein, including reasonable attorneys' fees and all allowable costs.

25. NOTICES. All notices, requests or demands to a party hereunder shall be in writing and shall be given or served upon the other party by personal service, by certified return receipt requested or registered mail, postage prepaid, or by Federal Express or other nationally recognized commercial courier, charges prepaid, addressed as set forth below. Any such notice, demand, request or other communication shall be deemed to have been given upon the earlier of personal delivery thereof, three (3) business days after having been mailed as provided above, or one (1) business day after delivery through a commercial courier, as the case may be. Notices may be given by facsimile and shall be effective upon the transmission of such facsimile notice provided that the facsimile notice is transmitted on a business day and a copy of the facsimile notice together with evidence of its successful transmission indicating the date and time of transmission is sent on the day of transmission by recognized overnight carrier for delivery on the immediately succeeding business day. Each party shall be entitled to modify its address by notice given in accordance with this Section 25.

               If to Landlord:     The Price Trust u/t/d
                                   1500 Collins Avenue
                                   Colma, CA 94014
                                   Attention: Thomas A. Price
                                   FAX: 415-756-3945

               If to Tenant:       FirstAmerica Automotive, Inc.
                                   100 The Embarcadero, PH
                                   San Francisco, CA 94105
                                   Attn: W. Bruce Bercovich
                                   Fax: 415-512-9277

               If to Tenant:       FAA Serramonte L, Inc.
           (Subsidiary)            700 Serramonte Blvd.
                                   Colma, CA 94014
                                   Attn: Thomas A. Price
                                   Fax: 415-756-3945

               With a copy to:     Kay & Merkle

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

                                   100 The Embarcadero, Penthouse
                                   San Francisco, CA 94105
                                   Attn: W. Bruce Bercovich, Esq.
                                   Fax: 415-512-9277

26. MERGER. Notwithstanding the acquisition (if same should occur) by the same party of the title and interests of both Landlord and Tenant under this Lease, there shall not be a merger of the estates of Landlord and Tenant under this Lease, but instead the separate estates, rights, duties and obligations of Landlord and Tenant, as existing hereunder, shall remain unextinguished and continue, separately, in full force and effect until this Lease expires or otherwise terminates in accordance with the express provisions herein contained.

27. DEFINED TERMS AND HEADINGS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in neuter gender include the feminine and masculine, where applicable. If there is more than one Tenant, the obligations imposed under this Lease upon Tenant shall be joint and several. The headings and titles to the sections and paragraphs of this Lease are used for convenience only and shall have no effect upon the construction or interpretation of this Lease.

28. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by and interpreted in accordance with the laws of the State of California.

29. SUCCESSORS AND ASSIGNS. Subject to the provisions of Section 12 and the limitation expressed below, the terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties hereto. However, the obligations imposed on Landlord under this Lease shall be binding upon Landlord's successors and assigns only with respect to obligations arising during their respective periods of ownership of the Premises.

30. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or Tenant or understandings made between the parties other than those set forth in this Lease and its exhibits.

31. SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

32. SIGNS. Tenant shall have the exclusive right, at its own cost and expense, to install and affix to the Premises such signs (the "Signs") as Tenant may desire. The location, construction, size and appearance of the Signs shall comply with all applicable laws, ordinances and regulations and the requirements of any governmental agency or authority having jurisdiction thereof. The Signs shall remain the property of Tenant and may be removed by Tenant at any time provided that Tenant, at its expense, shall repair any damage caused by reason of such removal and shall restore the Premises to its original condition. Tenant shall, at its own expense, maintain the Signs in good condition and working order, shall comply with all laws, ordinances and regulations with respect thereto (including the requirements of any governmental agency or

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

authority having jurisdiction thereof), and shall pay for all utility service to the Signs. Upon the expiration of the Term or earlier termination of this Lease, or upon the vacation of the Premises by Tenant, Tenant shall remove the Signs, shall repair any damage caused by reason of such removal and shall restore the Premises to its original condition, all at Tenant's sole cost and expense.

33. RECORDABILITY OF LEASE. Landlord and Tenant agree that a Memorandum of Lease, in a form reasonably acceptable to both Landlord and Tenant, may be recorded at the request of either party.

34. CONSTRUCTION. All provisions hereof, whether covenants or conditions, shall be deemed to be both covenants and conditions. The definitions contained in this Lease shall be used to interpret the Lease. All rights and remedies of Landlord and Tenant shall, except as otherwise expressly provided, be cumulative and non-exclusive of any other remedy at law or in equity.

35. CONSENT. Whenever in this Lease the consent of a party is required to any act by or for the other party, such consent shall not be unreasonably withheld or delayed.

36. LIABILITY TO PERFORM. This Lease and the obligations of Tenant or Landlord hereunder as the case may be, shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder, other than the payment of money, or is delayed in doing so, if such inability or delay is caused by reason of force majeure, strike, labor troubles, acts of God, acts of government, unavailability of materials or labor, or any other cause beyond the control of such other party.

37. CORPORATE AUTHORITY. Each individual executing this Lease on behalf of Tenant, represents and warrants that Tenant is duly incorporated, in good standing and qualified to do business in California, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that he or she will deliver appropriate certification to that effect if requested.

38. QUIET ENJOYMENT. So long as Tenant is not in default under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term, subject to all the terms and conditions of this Lease and all liens and encumbrances prior to this Lease.

39. WAIVER. As material consideration to Landlord, Tenant agrees that Landlord shall not be liable to Tenant for any damage to Tenant or Tenant's property from any cause, except for damages resulting from Landlord's gross negligence or willful misconduct, and Tenant waives all claims against Landlord for damage to persons or property arising for any reason, except for damage resulting directly from Landlord's breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after written notice of such breach from Tenant.

40. AMENDMENT. This lease may be modified only in writing, signed by the parties in interest at the time of the modification.

41. CONSTRUCTION. The Landlord and Tenant acknowledge that each has had its counsel review this Lease and hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or in any amendments or exhibits hereto.

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

     Wherefore, Landlord and Tenant enter into this Lease as of the day and year first above written.

LANDLORD:                               TENANT:

Price Trust u/t/d 10/5/84               FirstAmerica Automotive, Inc.
                                        a Delaware corporation



By: /s/ Thomas A. Price                 By: /s/ Thomas A. Price
   _________________________               ____________________________
   Thomas A. Price, Trustee                 Thomas A. Price, President


                                        FAA Serramonte L, Inc.
                                        a California corporation



                                        By: /s/ Thomas A. Price
                                           _____________________________
                                             Thomas A. Price, President

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